UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2006

IRISH MAG, INC.

(Exact Name of Registrant as Specified in Charter)

________Florida_________

________33-132119______

_______59-1944687_______

(State or Other Jurisdiction

(Commission File Number)

(IRS Employer

        of Incorporation)

          Identification No.)

646 First Avenue South

St. Petersburg, Florida  33701

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (866) 821-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

2.01 On November 9, 2006 the Company closed the Stock Purchase Agreement that was entered into on October 16, 2006 between its wholly owned subsidiary Bo Hai Wen Technology (Shenzhen) Company Limited (“Bo Hai Wen”)and Lin Jiang Huai, the shareholder of Shenzhen iASPEC Software Engineering Company Limited (“iASPEC”). According to the terms of the Stock Purchase Agreement, iASPEC has transferred to Bo Hai Wen total consideration of RMB 41,286,172, (equivalent to US$ 5,160,771) to purchase 8,601,286 shares, representing a price of US$ 0.60 per share (the closing share price of the Company on October 16, 2006). The consideration has been paid in two parts: (a) a transfer of cash RMB 14,000,000 (equivalent to US$ 1,750,000) from iASPEC’s account to Bo Hai Wen’s Bank Account at closing; and (b) an assignment of all accounts receivable of iASPEC as of August 31, 2006, valued at RMB 27,286,172 (equivalent to US $ 3,410,771) to Bo Hai Wen. A change of control of the Company has occurred.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Stock Purchase Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2006

Irish Mag, Inc.

By:	/s/ Michael Woo
Michael Woo
Director